EXHIBIT 99.1
InfoNow Corporation

FOR IMMEDIATE RELEASE

Contacts:  Rebecca Winning
           InfoNow Corporation
           (303) 293-0212
           rwinning@infonow.com


                     INFONOW ANNOUNCES THIRD QUARTER RESULTS

    Company reports year-to-date improvements in revenue, earnings and cash.

DENVER, October 23 - InfoNow Corporation (NASDAQ: INOW), a leading provider of Enterprise Channel Management solutions, today announced financial results for the third quarter of 2003.

For the quarter ended September 30, 2003, the Company reported:
- Revenue of $2.8 million, down 10 percent compared to revenue of $3.1 million in the third quarter a year ago;
- Net income of $78,000, or $0.01 per share, a meaningful improvement compared to a net loss of $97,000, or ($0.01) per share, in the third quarter of 2002;
- Total cash flow of $96,000, up from a total cash flow of $40,000 in the third quarter of 2002; and
- A cash balance of $2.8 million, up 17 percent compared to a cash balance of $2.4 million a year ago.

For the first nine months of 2003, the Company reported:
- Revenue of $9.4 million, up four percent compared to the same period a year ago;
- Net income of $114,000, or $0.01 per share, a significant improvement over a net loss of $679,000, or ($0.08) per share in the first nine months of 2002;
- Operating cash flow of $477,000, up from an operating cash flow of $91,000 for the first nine months of 2002; and
- Total cash flow of $285,000, up from a total cash flow of $125,000 for the same period last year.

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InfoNow Reports Third Quarter Results - Page 2 of 5

"Our results reflect three principal drivers," said Michael Johnson, chairman and CEO of InfoNow. "First, revenue was lower than expected as a result of slower than anticipated sales closes. Second, we began to reap the benefits of actions taken early in the quarter to reduce our cost structure. And finally, we continued to invest to accelerate sales efforts and further develop our Channel Insight solution. The actions we've taken have enabled us to deliver improved year-over-year financial results for the first nine months of this year."

Highlights for the third quarter include the following:

Customers

InfoNow renewed and/or expanded the Channel Management software and services it provides to approximately 33 percent of its existing clients, including companies such as ABN AMRO, Allstate, Apple, Avaya, Bank One, Hewlett-Packard, Schering, South Trust Bank and Visa. Contract extensions were completed for elements of the Company's Multi-Channel Opportunity and Channel Insight solutions. The Company continued to implement proof-of-concepts for Channel Insight with prospective new customers, including tests of the solution's ability to improve visibility into end-customer and reseller data for large enterprises, and to efficiently track end-customer sales to international customers.

Also in the third quarter, InfoNow launched Phase Three of a significant pilot with an existing client to test the ability of its Channel Insight solution to generate actionable leads and improve close rates on specific marketing promotions. InfoNow is now working with the client to design an expanded Phase Four test of this application.

Other Highlights

During the third quarter, the Company hired Mark Geene, Executive Vice President of Sales, Marketing and Business Development. Geene brings more than 20 years of sales and business development experience to InfoNow. He has a long track record of driving impressive revenue growth with enterprise software firms such as IBM and Oracle, as well as early stage software companies such as Tenfold Corporation and Dorado Software.

Also during the third quarter, InfoNow developed a tiered delivery model for Channel Insight, wherein a prospective customer can access distinct modules related to specific business needs at lower introductory price points, and add other applications incrementally. InfoNow expects to launch five Channel Insight modules within the next few months.

The Company continued to enhance its Channel Management solution. It added new infrastructure to its Multi-Channel Opportunity solution, which will enable faster deployments of its Locator solution. It also continued the development of Channel Insight by adding new modeling capabilities for commission credit assignment and improved tools for ensuring high quality end-customer data. In addition, InfoNow continued the development of "smart" solutions that use data gathered from its Channel Insight technology to enhance a company's sales, marketing, partner management and reporting efforts.

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InfoNow Reports Third Quarter Results - Page 3 of 5


 "We remain confident about prospects for near-term growth," said Johnson. "We continue to see significant market interest in our Channel Management solution, and we now have a number of meaningful Channel Insight opportunities in the later stages of the sales cycle. In addition, we believe our new delivery model will enable us to accelerate the sales cycle for Channel Insight and achieve greater market penetration in a shorter period of time."

The Company offered the following guidance for the remainder of the year:

- For the fourth quarter, InfoNow expects sequential growth in revenue and earnings.

- For the full year, the Company expects a slight decline in revenue and a meaningful increase in earnings compared to 2002.

InfoNow will host a conference call on Thursday, October 23rd, at 9:00 a.m. Mountain Daylight Time (MDT) to review the results of operations for the third quarter 2003 and to provide guidance on the Company's expectations for the year. To participate, domestic callers may dial 1-800-218-8862 to access the call. Interested parties may also go to the main page of the Company's Web site at www.infonow.com and click on the conference call announcement link to access a live audio cast of the call. An audio replay of the call will be available for the next 90 days at the above Web address. In addition, today's press release and other financial information are available in the Investor Relations section of InfoNow's Web site.

About InfoNow Corporation

InfoNow (Nasdaq:INOW) provides an Enterprise Channel Management solution to help companies efficiently collaborate with multiple channel partners, such as distributors, resellers, and dealers, to increase sales to end-customers. The Company offers a comprehensive set of software and services for partner profiling and referrals, lead generation and management, multi-channel e-commerce and partner relationship management. In addition, InfoNow's new Channel Insight solution provides strategic insights into channel activity, partner performance and end-customer sales. Since 1996, InfoNow has helped leading companies such as Apple, Avaya, Bank of America, Hewlett-Packard, Miller Electric, Schering-Plough, The Hartford, and Visa better serve their end-customers through complex channel networks. InfoNow is based in Denver, Colorado. For more information, please visit the Company's Web site at www.infonow.com.

This press release contains forward-looking statements, including statements relating to the Company's expectations for fourth quarter and full-year financial results in 2003. Statements regarding future events are based on InfoNow's current expectations and are necessarily subject to associated risks related to, among other things, the Company's ability to meet its 2003 objectives. Factors that could affect the Company's ability to achieve its objectives include the following: an extended macroeconomic slowdown could have an adverse effect on market demand for software and services; extended sales cycles could have a negative impact on the timing of sales, implementations and revenue recognition; the Company may not be successful in forecasting customer demand for its solutions; and/or the Company may not develop and deploy its software and services as expected. In light of these and other risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized.

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InfoNow Reports Third Quarter Results - Page 4 of 5

Actual events or results may differ materially. Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this release are contained in the Company's reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

The statements made in this press release represent InfoNow's views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law.

InfoNow is a registered trademark of InfoNow Corporation. All other trademarks are the property of their respective owners.

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InfoNow Reports Third Quarter Results - Page 5 of 5

REPORTED FINANCIAL HIGHLIGHTS
(000s of U.S. dollars except per share amounts)
Unaudited

                                                      Three Months ended    Nine Months ended
                                                         September 30,        September 30,
                                                      ------------------    -----------------
                                                       2003        2002      2003       2002
                                                      -------    -------    -------   -------
Statement of Operations
Revenues                                              $ 2,839    $ 3,107    $ 9,399   $ 9,045
Cost of Goods Sold                                      1,319      1,537      4,373     4,540
                                                      -------    -------    -------   -------
Gross Profit                                            1,520      1,570      5,026     4,505
Selling & Marketing Expense                               552        689      1,844     2,451
Product Development Expense                               328        326      1,023       949
General & Administrative Expense                          561        652      2,046     1,784
Total Operating Expense                                 1,441      1,667      4,913     5,184
                                                      -------    -------    -------   -------
Operating Income (Loss)                                    79        (97)       113      (679)
Other Income (Expense)                                     (1)         0          1         0
                                                      -------    -------    -------   -------
Net Income (Loss)                                     $    78    $   (97)       114      (679)
                                                      =======    =======    =======   =======
Net Income (Loss) Per Basic and Fully Diluted Share   $  0.01    $ (0.01)   $   .01   $ (0.08)
Average Shares Outstanding (000s)
   Basic                                                9,325      8,362      9,320     8,353
   Fully Diluted                                        9,750      8,362      9,580     8,353



                                                                           Sept. 30,  Dec. 31,
                                                                             2003       2002
                                                                            ------     ------
Balance Sheet
Assets:
Cash                                                                        $2,775     $2,490
Other Current Assets                                                         1,397      2,386
                                                                            ------     ------
Total Current Assets                                                        $4,172     $4,876
Other Assets                                                                   647      1,073
                                                                            ------     ------
       Total Assets                                                         $4,819     $5,949
Liabilities and Stockholders' Equity:
Total Current Liabilities                                                   $1,495     $2,344
Other Liabilities                                                              310        729
Stockholders' Equity                                                         3,014      2,876
                                                                            ------     ------
       Total Liabilities and Stockholders' Equity                           $4,819     $5,949

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